Exhibit 4.2

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2023, Summit Hotel Properties, Inc., which is referred to herein as the Company, “we,” “our” or “us,” had three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as follows:

(i)common stock, $0.01 par value per share, or common stock, of which there were 107,593,373 outstanding, listed on the New York Stock Exchange, or the NYSE, under the trading symbol “INN”;
(ii)6.25% Series E Cumulative Redeemable Preferred Stock,$0.01 par value per share, or the Series E Preferred Stock, of which there were 6,400,000 outstanding, having an aggregate liquidation preference of $160,861,111, listed on the NYSE under the trading symbol “INN-PE”;
(iii)5.875% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series F Preferred Stock, of which there were 4,000,000 outstanding, having an aggregate liquidation preference of $100,505,903, listed on the NYSE under the trading symbol “INN-PF”;

Although the following summary describes the material terms of our authorized shares of common stock and preferred stock, and each class or series thereof, it is not a complete description of the Maryland General Corporation Law, or the MGCL, provisions applicable to a Maryland corporation or our charter and bylaws. This summary is qualified in its entirety by, and should be read in conjunction with, our charter, our bylaws and the MGCL. We have incorporated by reference our charter and bylaws as exhibits to the Annual Report on Form 10-K with which this exhibit was filed.

General

Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share, of which 6,400,000 shares have been classified as our Series E Preferred Stock and 4,000,000 shares have been classified as our Series F Preferred Stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Common Stock

All outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of our stock, including our Series E Preferred Stock and our Series F Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

Holders of shares of our common stock have no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Our board of directors has adopted a policy pursuant to which at any meeting of stockholders at which members of the board of directors are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes “against” from his or her election than votes “for” his or her election must submit to our board of directors a written offer to resign from our board of directors no later than two weeks after the certification of the voting results. The Nominating and Corporate Governance Committee of our board of directors will consider any such resignation offer and, within 60 days after the certification of the voting results, recommend to our board of directors whether to accept or reject the resignation offer. Our board of directors will act on the committee's recommendation, which will not be binding, no later than 90 days after the certification of the voting results.

Our common stock is traded on the NYSE under the symbol “INN.” The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Series E Preferred Stock

General.     The outstanding shares of our Series E Preferred Stock are validly issued, fully paid and nonassessable and are listed on the NYSE under the symbol “INN-PE.” Our board of directors may, without notice to or the consent of holders of Series E Preferred Stock, authorize the issuance and sale of additional Series E Preferred Stock from time to time. For purposes of this section “Series E Preferred Stock”: (1) the term “Parity Stock” means the Series F Preferred Stock and any class or series of our capital stock expressly designated as ranking on a parity with the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up; (2) the term “Junior Stock” means any class or series of our capital stock expressly designated as ranking junior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up; and (3) terms that are defined in this section have such meanings in this section only.

Ranking.     The Series E Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, ranks:

•senior to our common stock and Junior Stock;
•on a parity with our Parity Stock; and
•junior to any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividends. Holders of Series E Preferred Stock are entitled to receive cumulative cash dividends on the Series E Preferred Stock at the rate of 6.250% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.5625 per annum per share. Dividends on the Series E Preferred Stock are payable quarterly in arrears on or about the last day of February, May, August and November of each year. The first dividend on the Series E Preferred Stock was paid on December 15, 2017 in the amount of $0.06944 per share.

No maturity. The Series E Preferred Stock has no maturity date, and we are not required to redeem the Series E Preferred Stock. In addition, we are not required to set aside assets to redeem the Series E Preferred Stock. Accordingly, the shares of Series E Preferred Stock will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series E Preferred Stock have a conversion right, such holders decide to convert their shares.

Optional redemption. We were prohibited from redeeming the Series E Preferred Stock prior to November 13, 2022, except as described below under “Special Optional Redemption” and in limited circumstances relating to maintaining our qualification as a REIT. As of November 13, 2022, we may, at our option, redeem the Series E Preferred Stock, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption

Special optional redemption. In the event of a Change of Control (as defined below), we may, at our option, exercise our special optional redemption right to redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. To the extent that we exercise our redemption right relating to the Series E Preferred Stock, the holders of Series E Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (American Depository Receipts, or ADRs, representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion rights. Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right to convert some or all of the Series E Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock to be converted equal to the lesser of:

•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and
•3.1686 (i.e., the Share Cap), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described more fully in our charter.

If we have provided a redemption notice with respect to some or all of the Series E Preferred Stock, holders of any Series E Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series E Preferred Stock that have been called for redemption, and any Series E Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, refer to the articles supplementary designating the Series E Preferred Stock, which we have incorporated by reference as an exhibit to our Annual Report on Form 10-K with which this exhibit was filed.

Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.

Liquidation preference. In the event of our liquidation, dissolution or winding up, the holders of Series E Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of Series E Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common stock and any other class or series of Junior Stock.

Voting rights. Holders of Series E Preferred Stock generally have no voting rights. However, if we do not pay dividends on the Series E Preferred Stock for six quarterly periods, whether or not consecutive, the holders of Series E Preferred Stock, voting together as a single class with the holders of our Parity Stock having similar voting rights, including the Series F Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay all dividends which we owe on the Series E Preferred Stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock, voting together as a single class with the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable (currently the Series F Preferred Stock), is required for us to authorize, create or increase the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding shares of Series E Preferred Stock (voting as a separate class) is required to amend our charter (including the articles supplementary designating the Series E Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series E Preferred Stock.

Among other things, we may, without any vote of the holders of Series E Preferred Stock, issue additional shares of Series E Preferred Stock and we may authorize and issue additional shares of any class or series of our Junior Stock or our Parity Stock, including the Series F Preferred Stock.

Information rights. During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series E Preferred Stock is outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series E Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on ownership and transfer. Our charter, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including the Series E Preferred Stock. These provisions may limit the ability of the holders of Series E Preferred Stock to convert their Series E Preferred Stock into our common stock. Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances.

Transfer agent. The transfer agent for the Series E Preferred Stock is Broadridge Financial Solutions, Inc.

Series F Preferred Stock

General.     The outstanding shares of our Series F Preferred Stock are validly issued, fully paid and nonassessable and are listed on the NYSE under the symbol “INN-PE.” Our board of directors may, without notice to or the consent of holders of Series F Preferred Stock, authorize the issuance and sale of additional Series F Preferred Stock from time to time. For purposes of this section “Series F Preferred Stock”: (1) the term “Parity Stock” means the Series E Preferred Stock and any class or series of our capital stock expressly designated as ranking on a parity with the Series F Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up; (2) the term “Junior Stock” means any class or series of our capital stock expressly designated as ranking junior to the Series F Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up; and (3) terms that are defined in this section have such meanings in this section only.

Ranking.     The Series F Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, ranks:

•senior to our common stock and Junior Stock;
•on a parity with our Parity Stock; and
•junior to any class or series of our capital stock expressly designated as ranking senior to the Series F Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividends. Holders of Series F Preferred Stock are entitled to receive cumulative cash dividends on the Series F Preferred Stock at the rate of 5.875% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.46875 per annum per share. Dividends on the Series F Preferred Stock are payable quarterly in arrears on or about the last day of February, May, August and November of each year. The first dividend on the Series F Preferred Stock was paid on November 30, 2021 in the amount of $0.440625 per share.

No maturity. The Series F Preferred Stock has no maturity date, and we are not required to redeem the Series F Preferred Stock. In addition, we are not required to set aside assets to redeem the Series F Preferred Stock. Accordingly, the shares of Series F Preferred Stock will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series E Preferred Stock have a conversion right, such holders decide to convert their shares.

Optional redemption. We may not redeem the Series F Preferred Stock prior to August 12, 2026, except as described below under “Special Optional Redemption” and in limited circumstances relating to maintaining our qualification as a REIT. On and after August 12, 2026, we may, at our option, redeem the Series F Preferred Stock, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption

Special optional redemption. In the event of a Change of Control (as defined below), we may, at our option, exercise our special optional redemption right to redeem the Series F Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. To the extent that we exercise our redemption right relating to the Series F Preferred Stock, the holders of Series F Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (American Depository Receipts, or ADRs, representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion rights. Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right to convert some or all of the Series F Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series F Preferred Stock to be converted equal to the lesser of:

•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series F Preferred Stock dividend payment and prior to the corresponding Series F Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and
•5.8275 (i.e., the Share Cap), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described more fully in our charter.

If we have provided a redemption notice with respect to some or all of the Series F Preferred Stock, holders of any Series F Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series F Preferred Stock that have been called for redemption, and any Series F Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, refer to the articles supplementary designating the Series F Preferred Stock, which we have incorporated by reference as an exhibit to our Annual Report on Form 10-K with which this exhibit was filed.

Except as provided above in connection with a Change of Control, the Series F Preferred Stock is not convertible into or exchangeable for any other securities or property.

Liquidation preference. In the event of our liquidation, dissolution or winding up, the holders of Series F Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including the date of the payment. Holders of Series F Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common stock and any other class or series of Junior Stock.

Voting rights. Holders of Series F Preferred Stock generally have no voting rights. However, if we do not pay dividends on the Series F Preferred Stock for six quarterly periods, whether or not consecutive, the holders of Series F Preferred Stock, voting together as a single class with the holders of our Parity Stock having similar voting rights, including the Series E Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay all dividends which we owe on the Series F Preferred Stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock, voting together as a single class with the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable (currently the Series E Preferred Stock), is required for us to authorize, create or increase the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series F Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding shares of Series F Preferred Stock (voting as a separate class) is required to amend our charter (including the articles supplementary designating the Series F Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series F Preferred Stock.

Among other things, we may, without any vote of the holders of Series F Preferred Stock, issue additional shares of Series F Preferred Stock and we may authorize and issue additional shares of any class or series of our Junior Stock or our Parity Stock, including the Series E Preferred Stock.

Information rights. During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series F Preferred Stock is outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series F Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series F Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series F Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on ownership and transfer. Our charter, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including the Series F Preferred Stock. These provisions may limit the ability of the holders of Series F Preferred Stock to convert their Series F Preferred Stock into our common stock. Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances.

Transfer agent. The transfer agent for the Series F Preferred Stock is Broadridge Financial Solutions, Inc.